Schedule A

(as of July 20, 2026)

FUNDS

(1)	Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.75000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.73125%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.71250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.69375%
Fund net assets greater than $10 billion	0.67500%
Fund	Ticker	Effective Date of Agreement
First Trust Bloomberg Emerging Market Democracies ETF	EMDM	March 2, 2023
First Trust Emerging Markets Human Flourishing ETF	FTHF	October 27, 2023

(2)	Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.65000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.63375%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.61750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.60125%
Fund net assets greater than $10 billion	0.58500%
Fund	Ticker	Effective Date of Agreement
First Trust Bloomberg Artificial Intelligence Buffer ETF	FAI	October 25, 2024
First Trust Indxx Critical Metals ETF	FMTL	October 31, 2025
First Trust Bloomberg Space Economy ETF	FSPC	July 6, 2026
First Trust Indxx Quality Precious Metals Miners ETF	PMTL	July 20, 2026
(3)	Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.70000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.68250%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.66500%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.64750%
Fund net assets greater than $10 billion	0.63000%
Fund	Ticker	Effective Date of Agreement
First Trust Bloomberg Nuclear Power ETF	RCTR	July 15, 2025

A-1